SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ABM Industries Incorporated

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April 26, 2006
As an ABM leader, you may hold ABM stock because you exercised employee stock options. You also have had the opportunity to participate in the Employee Stock Purchase Plan. If you are a shareholder, we ask that you take the time to vote your shares in this year’s annual meeting. If you are the record owner of shares or if your shares are in an ESPP account, you may vote by phone or on the internet. If your shares are in your brokerage account, most brokers also offer voting by phone or on the internet. Just follow the instructions on the proxy card that came with your proxy statement. (If your shares are in a brokerage account, most of the time the proxy card is now a sheet of paper that also serves as the address label for your mailing from your broker.) If you hold ABM shares in more than one account, be sure to vote all your shares. Voting on ESPP shares held in an ESPP account closes tomorrow.
It is particularly important that you vote on Proposal. 2: the 2006 Equity Incentive Plan. Your broker cannot decide how to vote your shares in this matter. Under New York Stock Exchange rules, only you as the beneficial owner can direct your vote on employee compensation plans.
The Board of Directors and the senior management team believe that the 2006 Equity Incentive Plan is in the best interest of ABM and its shareholders. In addition, an independent corporate governance organization called Institutional Shareholder Services (or ISS), which provides voting recommendations for a large number of institutions, reviewed the 2006 Equity Incentive Plan and ABM compensation program. ISS recommends a vote in favor of this plan and each of the other matters presented to ABM shareholders this year.
One of the goals of the 2006 Equity Incentive Plan is to provide meaningful long-term incentive award opportunities as part of a competitive total compensation program that enables ABM to attract and retain its key employees. The benefits of the plan are more fully described in the proxy statement that you received in the mail. You can also find the proxy statement on the Web at http://www.sec.gov/Archives/edgar/data/771497/000095013406006644/f17321dfdef14a.htm. We encourage you to read the proxy statement.
If you did not receive a proxy card in the mail or if you cannot locate it, you may still be able to vote. If you are a record holder (which means that you have a stock certificate for your shares) or you hold your shares in an ESPP account at Computershare, call or email Susan Sanders (x100081, ssanders@abm.com) and Susan will explain how you can vote. If your shares are in a brokerage account, call your broker who may be able to help you.
We only have a few days before the annual meeting. Please vote in this important election.
Thank you,
Henrik Slipsager
Jim McClure
George Sundby
Steve Zaccagnini
Erin Andre
Linda Auwers
David Farwell
Gary Wallace